On2 Technologies Announces Q3 2007 Financial Results
Company reports 51% year-over-year increase in revenue to $2.6M

TARRYTOWN, NY (November 8, 2007) - On2 Technologies, Inc. (AMEX:  ONT), a leader in video compression software and solutions, today announced its third quarter 2007 financial results.

Revenue year over year increased 51% to $2,566,000 for the three months ended September 30, 2007 compared with $1,703,000 for the three months ended September 30, 2006. Revenue also increased quarter over quarter for the three months ended September 30, 2007 from revenue of $2,554,000 for the three months ended June 30, 2007.

Operating expenses increased by 13% quarter over quarter to $3,052,000 compared to operating expenses of $2,699,000 for the three months ended June 30, 2007 and increased 33% year over year for the three months ended September 30, 2007, compared with $2,290,000 for the three months ended September 30, 2006. On2 attributed the 13% increase in operating expenses to expenses associated with the proxy and the annual meeting relating to the acquisition of Hantro, the Finland-based provider of video technologies for mobile handset and chip vendors. The year-over-year increase is largely attributable to increased investment in Sales and Marketing and R&D that accompanies the growth of the business.

The company’s net loss decreased by 87% quarter over quarter to $(368,000) compared to $(2.8M) for the three months ending June 30,2007. Net loss also decreased by 40% year over year compared with $(608,000) for the three months ending September 30, 2006.  Net loss per common share was $0.00 for the three months ending September 30, 2007, compared with $(0.01) for the three months ended September 30, 2006, and $(0.03) for the three months ended June 30, 2007. Net loss per common share was $(0.04) for the nine months ended September 30, 2007 and 2006 and $(0.03) for the six months ended June 30, 2007.

On2’s cash and cash equivalents increased 94% to $9,634,000 at September 30, 2007, compared with $4,961,000 at December 31, 2006.

In addition, On2 separately announced that Hantro, which On2 acquired earlier this month, had announced a 23% increase in U.S. GAAP revenue of $3,818,000 for the three months ended September 30, 2007, compared to $3,111,000 for the three months ended June 30, 2007. Hantro posted an operating profit of $25,000, compared with an operating loss of ($148,000) for the three months ended June 30, 2007. In addition, Hantro’s quarter-over-quarter net loss decreased by 92% and was ($41,000) for the three months ended September 30, 2007, compared with a net loss of ($519,000) for the three months ended June 30, 2007. On2’s acquisition of Hantro was not completed until after the close of Q3 2007.

"The results for Q3 demonstrate that we continue to have positive business momentum and all metrics appear to be trending in the right direction; our revenues have increased while our net losses have decreased markedly.” said Bill Joll, On2’s president and CEO. “We are now firmly positioned to fully integrate Hantro and continue the business momentum across multiple fronts. We will continue to take advantage of our VP6 and VP7 technologies along with the customer footprint that Hantro gives us, which will allow us to meet the  growing demands of the mobile and device markets.”

On2 will host a live webcast and conference call to review its third quarter 2007 financial results.

Event Date: 11/08/2007
Event Time: 5:00 PM Eastern
Event Title: Third Quarter 2007 Results Conference Call
To access the live webcast, visit:
http://www.vcall.com/IC/CEPage.asp?ID=122968

Webcast Replay Available Until: 11/08/2008
Live Participant Dial In (Toll Free): 877-407-0778
Replay Number (Toll Free): 1-877-660-6853
Replay Passcodes (both required for playback):
Account #: 286
Conference ID #: 261462

Teleconference Replay Available Until: 11/09/2007 11:59 PM

About On2 Technologies, Inc.
On2 Technologies (Amex: ONT) ensures a compelling video experience for any video application anywhere. From low bit rate to high definition (HD), On2 provides optimized video compression technology enabling innovative solutions for application developers, content and service providers, chip vendors, device manufacturers, digital signage companies and beyond.

Through continual innovation, On2 satisfies the toughest quality, bandwidth, and power requirements for video. The company's proprietary (TrueMotion® VP6™, VP7™) and standards based (MPEG-2, MPEG-4, H.263, H.264, VC-1) codecs dominate the video market, with more than 1 billion deployments on desktops worldwide and more than 200+ million in mobile; they are also proven in silicon with over 25 semiconductor manufacturers globally.

Established in 1992 and headquartered in Tarrytown, New York, On2 has offices and partners in Finland, Germany, UK, Japan, China, Taiwan and Korea. Customers include Nokia, Samsung, Sony, Freescale, AMS, Atmel, Adobe/Macromedia, AOL, Sony, Skype, Facebook, VideoEgg, Brightcove, Move Networks and XM Satellite Radio.
For more information please visit www.on2.com.

All trademarks mentioned in this document are the property of their respective owners. This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements relating to future recurring revenue streams.  These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry, the company's history of operating losses and the ability to obtain additional operating funds. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

Investor Contact:
On2 Technologies, Inc:
Matt Frost
On2 Technologies
914 468 0510
invest@on2.com

On2 Technologies, Inc.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2007	2006
ASSETS	(unaudited)

Current assets:
Cash and cash equivalents	$9,634,000	$4,961,000
Marketable securities		154,000
Accounts receivable, net	2,780,000	1,335,000
Prepaid expenses and other current assets	237,000	231,000

Total current assets	12,651,000	6,681,000

Acquired software, net	317,000	467,000
Other acquired intangibles, net	73,000	108,000
Goodwill	244,000	244,000
Property and equipment, net	352,000	157,000
Deferred acquisition costs	1,727,000
Deferred financiang costs	62,000
Other assets	104,000	230,000

Total assets	$15,530,000	$7,887,000

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,596,000	$648,000
Deferred revenue	796,000	708,000
Term-loan payable	96,000	33,000
Current portion of capital lease obligations	22,000	24,000

Total current liabilities	2,510,000	1,413,000

Capital lease obligations, net of current portion	18,000	29,000
Warrant derivative liability		2,329,000

Total liabilities	2,528,000	3,771,000

Commitments and contingencies
Series D redeemable convertible preferred stock		3,083,000

Stockholders’ equity	13,002,000	1,033,000

Total liabilities and stockholders’ equity	$15,530,000	$7,887,000

On2 Technologies, Inc.
Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	$2,566,000	$1,703,000	$7,935,000	$4,455,000

Operating expenses
Cost of revenues (1)	603,000	529,000	1,415,000	1,817,000
Research and development (2)	445,000	261,000	1,500,000	700,000
Sales and marketing (2)	676,000	263,000	1,886,000	623,000
General and administrative (2)	1,146,000	843,000	3,085,000	3,383,000
Equity based compensation:
Research and development	46,000	30,000	66,000	82,000
Sales and marketing	34,000	61,000	88,000	119,000
General and administrative	102,000	303,000	330,000	1,014,000

Total operating expenses	3,052,000	2,290,000	8,370,000	7,738,000

Loss from operations	(486,000)	(587,000)	(435,000)	(3,283,000)

Interest and other income (expense), net	121,000	(10,000)	(3,464,000)	(36,000)

Loss before provision for income taxes	(365,000)	(597,000)	(3,899,000)	(3,319,000)

Provision for income taxes	3,000	11,000	10,000	17,000

Net loss	(368,000)	(608,000)	(3,909,000)	(3,336,000)

Convertible preferred stock deemed dividend		68,000		68,000

Convertible preferred stock 8% dividend	7,000	74,000	78,000	220,000

Net loss attributable to common stockholders	$(375,000)	$(750,000)	$(3,987,000)	$(3,624,000)

Basic and diluted net loss per common share	$(0.00)	$(0.01)	$(0.04)	$(0.04)

Weighted average basic and diluted
common shares outstanding	116,353,000	97,436,000	110,615,000	96,838,000

(1) Includes equity-based compensation of $48,000 and $63,000 for the three and nine months ended September 30, 2007, respectively and $45,000 and $154,000 for the three and nine months ended September 30, 2006, respectively.
(2) Excludes equity-based compensation, which is presented separately